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                                                                    Exhibit 3.5

                       MISSISSIPPI BAND OF CHOCTAW INDIANS

                                            RESOLUTION CHO 01-087

  A RESOLUTION TO AUTHORIZE THE ISSUANCE OF UP TO AN ADDITIONAL $55,000,000 OF SENIOR NOTES BY THE CHOCTAW RESORT DEVELOPMENT ENTERPRISE TO REPAY EXISTING DEBT OF THE ENTERPRISE AND TO PAY OTHER COSTS RELATED TO THE GOLDEN MOON
                                     PROJECT

WHEREAS, pursuant to Resolutions CHO 199-99, 00-078, and 01-034, the Tribal Council approved the design and development of the Golden Moon Resort and Casino and related improvements to the Silver Star (the "Golden Moon Project") by the Choctaw Resort Development Enterprise (the "Enterprise") at a cost of approximately $300,000,000; and

WHEREAS, by Resolution CHO 01-071, the Tribal Council authorized the offer, issuance and sale by the Enterprise of up to $150,000,000 aggregate principal amount of Notes to Banc of America Securities, Inc., Salomon Smith Barney and others (the "Initial Purchasers") pursuant to the terms of the Offering Memorandum dated March 6, 2001 (the "Offering Memorandum"); and

WHEREAS, based on review and discussions with its financial advisors, the Tribal Council believes that it is in the best interest of the Tribe to authorize up to an additional $55,000,000 of Notes to repay existing debt of the Enterprise and to pay other costs related to the Golden Moon Project.

NOW, THEREFORE, BE IT RESOLVED, that the Tribal Council hereby authorizes the offer, issuance and sale by the Enterprise of up to an additional $55,000,000 principal amount of Notes to the Initial Purchasers to repay existing debt of the Enterprise and to pay other costs related to the Golden Moon Project on substantially the same terms and conditions set forth in the Offering Memorandum and as approved by Resolution CHO 01-071, the same being herein incorporated by reference as if fully recopied herein in words and figures; and

BE IT FURTHER RESOLVED, that Resolution CHO 01-071, shall remain in full force and effect and shall be unaffected by this Resolution.

                                  CERTIFICATION

I, the undersigned, as Secretary-Treasurer of the Mississippi Band of Choctaw Indians, certify that the Tribal Council of said Band is composed of 16 members, 16 of whom, constituting a quorum, were present at a Special Call Meeting thereof, duly called, noticed, convened, and held this 19th day of March, 2001; and that the foregoing Resolution was duly adopted by a vote of 12 members in favor, 4 opposed and 0 abstaining.

Dated this 19th day of March 2001.

ATTEST:

/s/ Phillip Martin                          /s/ Harrison Ben
----------------------------                ---------------------------------
Chief Phillip Martin                        Harrison Ben, Secretary-Treasurer